UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

CHINA GREEN MATERIAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-15683	88-0381646
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Yantai Third Road, Centralism Area, Haping Road
Harbin Economic and Technological Development Zone
Harbin, Heilongjiang Province, People's Republic of China
 (Address of Principal Executive Offices)

150040
(Zip Code)

00-86-451-5175 0888
Registrant's telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2010, the Board of Directors of China Green Material Technologies, Inc. appointed Mr. Johnson Shun-Pong Lau as a director.  Mr. Lau replaces Ms. Yi Liu who, for personal reasons, resigned as a director effective December 16, 2010.   The Board has determined that Mr. Lau is an independent director under applicable standards of the Securities and Exchange Commission.  Mr. Lau also will serve on the Nominating Committee, the Audit Committee and the Compensation Committee, and will be the Chairman of the Nominating Committee.  Mr. Lau will receive director compensation consisting of RMB 8,000 (approximately USD $1,198) in cash monthly and 10,000 shares of Company common stock annually.

Mr. Lau, age 36, is the Director of Finance of AutoChina International Limited (NASDAQ: AUTC), which sells and leases commercial vehicles in China.  From October 2008 until April 2009, Mr. Lau was the Chief Financial Officer of AutoChina Group, Inc., and, upon that company’s acquisition by AutoChina International Limited in April 2009, Mr. Lau became the Chief Financial Officer of AutoChina International Limited on an interim basis until July 2010, when he resigned that position and assumed his current position as the Director of Finance.  From March 2006 to October 2008, Mr. Lau was the Chief Financial Officer of Haike Chemical Group Ltd. (London AIM: HAIK), a China-based petrochemical and specialty chemical company, and served on that company’s board of directors from January 2006 to January 2010.  From January 2005 to March 2006, Mr. Lau served as the Chief Operating Officer of Kiwa Bio-Tech Products Group Corp. (OTC: KWBT), which manufactured bio-technological agriculture products primarily in China.  Mr. Lau currently serves on the board of directors of Lizhan Environmental Corporation, which manufactures and markets synthetic leather and other fabrics in China.  From May 1997 to August 2004, Mr. Lau worked for Deloitte Touche Tohmatsu in Hong Ko ng and Beijing.  Mr. Lau is a certified public accountant (Australia and Hong Kong) and received a Bachelor of Commerce degree from Monash University (Melbourne, Australia).

A copy of the press release announcing the appointment of Mr. Lau as a director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1	Press Release, dated December 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2010

China Green Material Technologies, Inc.

By:	/s/ Zhonghao Su
Name: Zhonghao Su Title: Chief Executive Officer

EXHIBIT INDEX
Form 8-K

Filed
Exhibit No.	Description	Herewith	By Reference
99.1	Press Release, dated December 20, 2010.	X